Exhibit 4.2

5.000% Senior Unsecured Notes due 2017
5.375% Senior Unsecured Notes due 2020

CIT GROUP INC.,
as Issuer,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent, Security Registrar and Authenticating Agent

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 4, 2012

TABLE OF CONTENTS

		Page

ARTICLE 1

DEFINITIONS

Section 1.1	Relation to Base Indenture	1
Section 1.2	Definition of Terms	2

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1	Designation and Principal Amount	7
Section 2.2	Maturity	7
Section 2.3	Form, Payment and Appointment	7
Section 2.4	Global Notes	8
Section 2.5	Interest	8

ARTICLE 3

REDEMPTION AND REPURCHASE OF THE NOTES

Section 3.1	No Sinking Fund or Repayment at Option of the Holder	9
Section 3.2	Optional Redemption	9
Section 3.3	Offer to Repurchase Upon Change of Control Triggering Event	9
Section 3.4	Effect of Redemption	11
Section 3.5	Redemption Procedures	11
Section 3.6	No Other Redemption	12

ARTICLE 4

FORM OF NOTE

Section 4.1	Form of Note	12

ARTICLE 5

COVENANTS

Section 5.1	Reports	12

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		Page

ARTICLE 6

ADDITIONAL PROVISIONS

Section 6.1	Additional Events of Default	13
Section 6.2	Additional Covenant Defeasance	13
Section 6.3	Additional Amendments and Waivers	14

ARTICLE 7

MISCELLANEOUS

Section 7.1	Ratification of Indenture	14
Section 7.2	No Personal Liability of Directors, Officers, Employees and Stockholders	14
Section 7.3	Trustee Not Responsible for Recitals	14
Section 7.4	New York Law To Govern	14
Section 7.5	Separability	14
Section 7.6	Counterparts	15

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          THIS SECOND SUPPLEMENTAL INDENTURE, dated as of May 4, 2012 (the “Supplemental Indenture”), among CIT Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), Wilmington Trust, National Association, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (the “Agent”), amending and supplementing the Indenture, dated as of March 15, 2012 among the Company, the Trustee and the Agent, governing the issuance of debt securities (the “Base Indenture”). The Base Indenture, as amended and supplemented by the Supplemental Indenture, shall be referred to herein as the “Indenture.”

RECITALS

          WHEREAS, the Company has executed and delivered the Base Indenture to the Trustee and the Agent to provide for the future issuance of the Company’s debt securities or other evidence of Indebtedness, to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

          WHEREAS, Section 9.3(8) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.1 and Section 3.1 of the Base Indenture;

          WHEREAS, pursuant to Section 3.1 of the Base Indenture, the Company wishes to provide for the issuance of two new series of Securities to be known as its 5.000% Senior Unsecured Notes due 2017 (the “2017 Notes”) and its 5.375% Senior Unsecured Notes due 2020 (the “2020 Notes”) and the form, terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and

          WHEREAS, the Company has requested that the Trustee and the Agent execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and the Agent, and the payment by the purchaser thereof of the agreed upon consideration therefor, the valid, binding and enforceable Obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

          NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

          Section 1.1 Relation to Base Indenture.

          This Supplemental Indenture constitutes an integral part of the Base Indenture, and supplements and amends the Base Indenture solely with respect to the Notes.

          Section 1.2 Definition of Terms.

          For all purposes of this Supplemental Indenture:

(a) a term not defined herein that is defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;

(b) the definition of any term in this Supplemental Indenture that is also defined in the Base Indenture shall supersede the definition of such term in the Base Indenture;

(c) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(d) the singular includes the plural and vice versa and use of any gender includes each other gender;

(e) headings are for convenience of reference only and do not affect interpretation; and

(f) the following terms have the meanings given to them in this Section 1.2:

          “2017 Notes” has the meaning set forth in the recitals hereto.

          “2020 Notes” has the meaning set forth in the recitals hereto.

          “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 3.12 of the Base Indenture, as part of the same series as the Initial Notes.

          “Alternate Offer” has the meaning assigned to that term set forth in Section 3.3.

          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

          “Change of Control” means the occurrence of any of the following:

          (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the Company, other than in any such transaction where:

          (A) the Voting Stock (as defined herein) of the Company outstanding immediately prior to such transaction is changed into or exchanged for Voting Stock of another Person (the “Permitted Parent”) constituting a majority of the outstanding Voting Stock (measured by voting power rather than the number of shares) of the Permitted Parent (immediately after giving effect to such issuance); and

          (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the Beneficial Owner of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the Permitted Parent; or

(2) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, other than any such transaction where:

          (A) the Voting Stock of the Company outstanding immediately prior to such transaction is changed into or exchanged for Voting Stock of the transferee Person (the “Transferee”) constituting a majority of the outstanding shares of the outstanding Voting Stock (measured by voting power rather than the number of shares) of the Transferee (immediately after giving effect to such issuance); and

          (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the Beneficial Owner of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the Transferee.

Following any transaction described in clause (1)(A), the Permitted Parent shall be substituted for the Company in this definition and the definition of “Trigger Period,” and following any transaction described in clause (2)(A), the Transferee shall be substituted for the Company in this definition and the definition of “Trigger Period.”

          “Change of Control Offer” has the meaning assigned to that term in Section 3.3 hereof.

          “Change of Control Payment” has the meaning assigned to that term in Section 3.3 hereof.

          “Change of Control Payment Date” has the meaning assigned to that term in Section 3.3 hereof.

          “Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Ratings Downgrade Event.

          “Comparable Treasury Issue” means, with respect to any series of the Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of such series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of such series to be redeemed; provided, however, that if no maturity is within three months before or after the maturity date for such Notes of such series, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

          “Comparable Treasury Price” means, with respect to any redemption date for Notes of any series, (a) the average of the Reference Treasury Dealer Quotations for the redemption date for the Notes of such series, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

          “Coupon Rates” has the meaning set forth in Section 2.5(a) hereof.

          “Custodian” means, with respect to any Global Note, the Security Registrar, as custodian for DTC with respect to such Global Note.

          “DTC” has the meaning set forth in Section 2.3(d) hereof.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Global Notes” has the meaning set forth in Section 2.4 hereof.

          “Guarantee” means, with respect to any Person, any Obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other Obligation of any other Person in any manner, whether directly or indirectly, and including any Obligation of the guarantor, direct or indirect, that is (1) an Obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Obligation of the obligor thereof shall be paid or discharged, or any agreement relating thereto shall be complied with, or the holders thereof shall be protected (in whole or in part) against loss in respect thereof; or (2) a liability of such Person for an Obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Obligation or any security therefor, or to provide funds for the payment or discharge of such Obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (2), the primary purpose or intent thereof is as described in clause (1) above. The verb “Guarantee” shall have a correlative meaning.

          “Independent Investment Banker” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (and its respective successors) or, if any such firm is not willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.

          “Initial Notes” means, collectively, $1,250,000,000 aggregate principal amount of the 2017 Notes and $750,000,000 aggregate principal amount of the 2020 Notes, in each case issued on the Issue Date.

          “Interest Payment Date” has the meaning set forth in Section 2.5(a) hereof.

          “Investment Grade Rating” means a rating from Moody’s of Baa3 or higher (or its equivalent under any successor rating category of Moody’s) and a rating from S&P of BBB- or higher (or its equivalent under any successor rating category of S&P), in each case with a stable outlook, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

          “Issue Date” means the date of this Supplemental Indenture.

          “Maturity Date” means May 15, 2017 for the 2017 Notes and May 15, 2020 for the 2020 Notes.

          “Moody’s” means Moody’s Investors Service, Inc.

          “Notes” means, collectively, the 2017 Notes and the 2020 Notes. The term “Note” refers to either of the foregoing.

          “Obligations” means any principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to an obligor, would have accrued on any obligation, whether or not a claim is allowed against such obligor for such interest in the related proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          “Parent” has the meaning set forth in Section 5.1(c) hereof.

          “Rating Agency” means each of Moody’s and S&P; provided, that if Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes available, the Company shall use commercially reasonable efforts to appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency and following such appointment such replacement rating agency shall be substituted in this definition for the rating agency that ceased to rate the Notes or failed to make a rating of the Notes available; provided that the Company shall give notice of such appointment to the Trustee.

          “Ratings Downgrade Event” means, on any date during the Trigger Period (as defined herein), the Notes being downgraded by at least one modifier (a modifier being plus, neutral or minus for S&P, 1, 2 or 3 for Moody’s and similar modifier by any other Rating Agency) by one of the Rating Agencies from the rating on the Notes by such Rating Agency on the date prior to the first day of the Trigger Period; provided that no Ratings Downgrade Event shall be deemed to occur if either (i) the rating on the Notes by each Rating Agency that downgraded its rating is an Investment Grade Rating after such downgrade or (ii) in respect of a particular Change of Control, if the Rating Agency or Agencies (as applicable) that downgraded the Notes announce or confirm or inform the Trustee in writing that the reduction was not the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes to be redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

          “Reference Treasury Dealers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and UBS Securities LLC and, in each case, its successors; provided, however, that if any of the foregoing shall resign as a Reference Treasury Dealer or cease to be a primary U.S. government securities dealer, the Company will substitute therefor another primary U.S. government securities dealer.

          “Regular Record Date” means, with respect to a May 15 Interest Payment Date, the immediately preceding May 1, and with respect to a November 15 Interest Payment Date, the immediately preceding November 1.

          “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

          “Treasury Yield” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; or (b) if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi−annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

          “Trigger Period” means the period commencing 1 day prior to the first public announcement by the Company of an arrangement that could result in a Change of Control and ending 60 days following consummation of the Change of Control (which period will be extended following consummation of a Change of Control for so long as the rating of the Notes is under announced consideration for possible downgrade by any of the Rating Agencies as the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control).

          “U.S.” means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

          “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          The terms “Company,” “Trustee,” “Indenture” and “Base Indenture” shall have the respective meanings set forth in the paragraph preceding the recitals to this Supplemental Indenture.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

          Section 2.1 Designation and Principal Amount.

          (a) There is hereby authorized a series of Securities designated the “5.000% Senior Unsecured Notes due 2017” initially offered in the aggregate principal amount of $1,250,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes pursuant to Section 3.3 of the Base Indenture.

          (b) There is hereby authorized a series of Securities designated the “5.375% Senior Unsecured Notes due 2020” initially offered in the aggregate principal amount of $750,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes pursuant to Section 3.3 of the Base Indenture.

          Section 2.2 Maturity.

          Unless earlier redeemed pursuant to Section 3.2 hereof, the date upon which each series of Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is the Maturity Date for that series of Notes.

          Section 2.3 Form, Payment and Appointment.

          (a) Principal of, premium, if any, and interest on the Notes shall be payable, the transfer of such Notes shall be registrable, and such Notes shall be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the office of the Security Registrar; provided, however, that (i) if a Holder (including a Depository) has given wire transfer instructions to the Company on or before the Regular Record Date, then payment of principal, premium, if any, and interest on that Holder’s Notes shall be paid in accordance with those instructions and (ii) if no such instructions have been given, then, at the option of the Company, payments of principal, premium, if any, and interest may be made by check mailed to the Holder at such address as shall appear in the Security Register. Principal, premium, if any, and interest shall be payable in Dollars.

          (b) No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          (c) The Paying Agent, Authenticating Agent and Security Registrar for the Notes shall initially be Deutsche Bank Trust Company Americas.

          (d) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Notes. Deutsche Bank Trust Company Americas shall act as Custodian with respect to the Global Notes.

          (e) The Notes of each series shall be issuable in the denominations of $2,000 and integral multiples of $1,000 in excess thereof.

          Section 2.4 Global Notes.

          Each series of Notes initially shall be issued in permanent global form as one or more Global Notes (collectively, the “Global Notes”). Except as otherwise provided in the Indenture or this Section 2.4, Notes represented by the Global Notes shall not be exchangeable for, and shall not otherwise be issuable as, Notes in certificated form. Unless and until such Global Note is exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

          Section 2.5 Interest.

          (a) The unpaid principal amount of the Notes shall bear interest at the rate of 5.000% per year for the 2017 Notes (the “2017 Notes Coupon Rate”) and 5.375% per year for the 2020 Notes (the “2020 Notes Coupon Rate” and, together with the 2017 Notes Coupon Rate, the “Coupon Rates”) from and including the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the applicable Maturity Date. Interest on each series of Notes will be payable semiannually in arrears on May 15 and November 15, commencing on November 15, 2012. Each such date on which interest is payable for a series of Notes is an “Interest Payment Date” for such series.

          (b) Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).

          (c) Interest shall be calculated by the Paying Agent. The Paying Agent will provide to the Company the calculation of interest payable on an Interest Payment Date at least 5 Business Days prior to such Interest Payment Date.

          (d) The Company shall deposit the funds for any payment of interest with the Trustee or Paying Agent one Business Day prior to any Interest Payment Date.

ARTICLE 3

REDEMPTION AND REPURCHASE OF THE NOTES

          Section 3.1 No Sinking Fund or Repayment at Option of the Holder.

          The Notes are not entitled to the benefit of any sinking fund and are not subject to redemption at the option of the Holders. Articles 12 and 13 of the Base Indenture shall not apply to the Notes.

          Section 3.2 Optional Redemption.

          (a) At any time and from time to time, the Company may redeem all or a part of the Notes of any series, upon not less than 30 nor more than 60 days’ notice to each holder of Notes of such series, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes redeemed, and

          (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points;

plus, in either case, accrued and unpaid interest, to the date of redemption, subject to the rights of Holders of such Notes on a relevant record date to receive interest due on a relevant Interest Payment Date.

          (b) If less than all of the Notes of a series are to be redeemed at any time, the Notes shall be redeemed on a pro rata basis in accordance with Section 11.3 of the Base Indenture.

          (c) Any redemption of Notes pursuant to this Section 3.2 that is in part processed through DTC shall be treated in accordance with the rules and procedures of DTC as a “Pro Rata Pass-Through Distribution of Principal” (as defined under such rules and procedures). Except to the extent modified by this Supplemental Indenture, the provisions of Article 11 of the Base Indenture shall apply to redemptions of Notes pursuant to this Section 3.2.

          (d) In addition to the Company’s right to redeem Notes as set forth above in this Section 3.2, the Company may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

          Section 3.3 Offer to Repurchase Upon Change of Control Triggering Event.

          (a) Upon the occurrence of a Change of Control Triggering Event, the Company will be obligated to make an offer to purchase (a “Change of Control Offer”) and each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in this Indenture. In the Change of Control Offer, the Company will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of Notes purchased plus accrued and unpaid interest on the Notes purchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).

          Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control and conditional upon a Change of Control Triggering Event occurring, the Company will mail, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control payment date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as required by law, pursuant to the procedures required by this Indenture and described in such notice. The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the consummation of the Change of Control on or prior to the Change of Control Payment Date.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

          (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer; and

          (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

          (c) The Paying Agent shall promptly mail to each Holder of Notes properly tendered pursuant to the Change of Control Offer the Change of Control Payment for such Notes, and the Authenticating Agent shall promptly authenticate and mail, or cause to be transferred by book entry, to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that the new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.

          (d) The Change of Control provisions described in this Section 3.3 shall be applicable whether or not any other provisions of this Indenture are applicable, except in any case in which the provisions of Section 4.2 of the Base Indenture are applicable. The Company shall comply with the requirements of Section 14e-1 of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to the purchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Section 3.3, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.3 by virtue of such compliance.

          (e) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly and properly tendered and not withdrawn pursuant to the Change of Control Offer, (2) the Company has given notice to redeem all Notes in accordance with the redemption provisions of Section 3.2 hereof unless and until there is a default in payment of the applicable Redemption Price or (3) in connection with or in contemplation of any Change of Control for which a definitive agreement is in place, the Company or a third party has made an offer to purchase (an “Alternate Offer”) any and all Notes validly and properly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes validly and properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

          Section 3.4 Effect of Redemption.

          Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, (a) interest shall cease to accrue on the Notes immediately prior to the close of business on the Redemption Date, (b) the Notes shall become due and payable at the Redemption Price and (c) the Notes shall be void and all rights of the Holders in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon surrender of such Notes but without interest on such Redemption Price). Following the notice of a redemption, neither the Company nor the Security Registrar shall be required to register the transfer of or exchange the Notes to be redeemed. The redemption provisions of Sections 11.5 and 11.6 of the Base Indenture shall not apply to the Notes.

          Section 3.5 Redemption Procedures.

          One Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent immediately available funds in an amount sufficient to pay, on the Redemption Date, the aggregate Redemption Price for Notes being redeemed. If the Company gives an irrevocable notice of redemption with respect to the Notes pursuant to Section 3.2 hereof in connection with an optional redemption, and the Company has paid to the Paying Agent the Redemption Price of the Notes to be redeemed, then, on the Redemption Date, the Paying Agent shall irrevocably deposit such funds with the Depository. The Company shall also give the Depository irrevocable instructions and authority to pay the Redemption Price in immediately available funds to the Holders of beneficial interests in the Global Notes. If any Redemption Date is not a Business Day, then the Redemption Price shall be payable on the next Business Day (and without any interest or other payment in respect of any such delay). Interest to be paid on or before the Redemption Date for any Notes called for redemption shall be payable to the Holders on the Regular Record Date for the related Interest Payment Dates. If any Notes called for redemption are not so paid upon surrender thereof for redemption, the Redemption Price shall, until paid, bear interest from the Redemption Date at the Coupon Rate. In exchange for the un-

redeemed portion of such surrendered Notes, new Notes in an aggregate principal amount equal to the unredeemed portion of such surrendered Notes shall be issued.

          Section 3.6 No Other Redemption.

          Except as set forth in this Article 3, the Notes shall not be redeemable by the Company prior to the Maturity Date.

ARTICLE 4

FORM OF NOTE

          Section 4.1 Form of Note.

          The Notes and the Authenticating Agent’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5

COVENANTS

          In addition to the covenants set forth in Article 10 of the Base Indenture, the following covenants shall apply to any Outstanding Notes:

          Section 5.1 Reports.

          (a) Whether or not required by the rules and regulations of the Commission and in lieu of Section 7.4 of the Base Indenture, so long as any Notes are Outstanding, the Company shall furnish to the Holders or cause the Trustee to furnish to the Holders, within 30 days after the Company is required to file the same with the Commission:

          (i) all quarterly and annual reports that the Company is required to file, or would be required to file with the Commission, on Forms 10-Q and 10-K if the Company were required to file such reports; and

(ii) all current reports that the Company is required to file, or would be required to file with the Commission, on Form 8-K if the Company were required to file such reports;

provided that any such above information or reports filed with the EDGAR system of the Commission (or any successor system) and available publicly on the Internet shall be deemed to be furnished to the Holders of Notes.

          (b) All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by the Company’s independ-

ent registered public accounting firm. In addition, whether or not required by the Commission, the Company shall file a copy of all of the reports referred to in Section 5.1(a)(i) and (ii) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations applicable to such reports for the status of the filer that the Company would otherwise be if it were required to file reports with the Commission, subject to extension as set forth in Rule 12b-25(b)(ii) under the Exchange Act (or any successor provision) (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company agrees that it shall not take any action that would cause the Commission not to accept such filings. If, notwithstanding the foregoing, the Commission will not accept such filings for any reason, the Company will post the reports specified in Section 5.1(a) hereof on its publicly accessible website within the time periods that would apply if the Company were required to file those reports with the Commission.

          (c) If, and so long as, all of the Capital Stock of the Company is beneficially owned, directly or indirectly, by a Person (the “Parent”) (i) whose corporate family and corporate credit ratings are Investment Grade Ratings and (ii) that files reports with the Commission under Section 13(a) or 15(d) of the Exchange Act, the requirements in Section 5.1(a) shall be deemed satisfied by the filing by such Parent of the reports specified in Section 5.1(a) hereof within the time periods specified therein.

ARTICLE 6

ADDITIONAL PROVISIONS

          Section 6.1 Additional Events of Default.

          In addition to the Events of Default set forth in Article 5 of the Base Indenture, each of the following shall be deemed an Event of Default under Section 5.1 of the Base Indenture in respect of the Outstanding Notes of any series:

(a) failure for 3 business days by the Company to comply with Section 3.3 hereof; and

          (b) failure by the Company for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% of aggregate principal amount of the Notes of such series then Outstanding to comply with Section 5.1 hereof.

          Section 6.2 Additional Covenant Defeasance.

          Article 4 of the Base Indenture shall apply in respect of the Outstanding Notes of any series, provided that subject to the conditions set forth under Section 4.2(3) of the Base Indenture, the Company may, at its option and at any time, elect to have the Obligations of the Company released with respect to Sections 3.3 and 5.1 hereof in connection with the Covenant Defeasance as provided under Section 4.2(2) of the Base Indenture. In the event such Covenant Defeasance occurs, the events set forth under Section 6.1 hereof shall no longer constitute an Event of Default with respect to the Notes of such series.

          Section 6.3 Additional Amendments and Waivers.

          (a) Article 9 of the Base Indenture shall apply in respect of the Outstanding Notes of any series, provided that, notwithstanding anything to the contrary in the Base Indenture and the Supplemental Indenture, any amendment or waiver of Section 3.3 hereof shall not be deemed an amendment or waiver of the redemption provisions applicable to the Notes of such series.

ARTICLE 7

MISCELLANEOUS

          Section 7.1 Ratification of Indenture.

          The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of this Indenture in the manner and to the extent herein and therein provided.

          Section 7.2 No Personal Liability of Directors, Officers, Employees and Stockholders.

          No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any Obligation of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

          Section 7.3 Trustee and Agent Not Responsible for Recitals.

          The recitals herein contained are made by the Company and not by the Trustee or Agent, and the Trustee and Agent assume no responsibility for the correctness thereof. The Trustee and Agent make no representation as to the validity or sufficiency of this Supplemental Indenture.

          Section 7.4 New York Law To Govern.

          THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

          Section 7.5 Separability.

          In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          Section 7.6 Counterparts.

          This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Supplemental Indenture by telefacsimile or by any electronic imaging, electronic mail or other similar means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

[Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

WILMINGTON TRUST, NATIONAL
ASSOCIATION,
as Trustee

By:	/s/ Boris Treyger

Name: Boris Treyger
Title: Vice President

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
as Paying Agent, Security Registrar and
Authenticating Agent

By:	Deutsche Bank National Trust Company

By:	/s/ Chris Niesz

Name: Chris Niesz
Title: Associate

By:	/s/ Jeffrey Schoenfeld

Name: Jeffrey Schoenfeld
Title: Associate

[Signature Page to Second Supplemental Indenture]

CIT GROUP INC.

By:	/s/ Usama F. Ashraf

Name: Usama F. Ashraf
Title: Senior Vice President and Assistant Treasurer

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Definitive Securities Legend]

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit A-1

CUSIP No. [              ]
ISIN No. [                  ]

No. ______	$________

[          ]% Senior Unsecured Notes due 20[   ] (the “Notes”)

          CIT GROUP INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $[                    ] Dollars on May 15, 20[     ].

          Interest Payment Dates: May 15 and November 15.

          Record Dates: May 1 and November 1.

Exhibit A-2

          Additional provisions of this Note are set forth on the other side of this Note.

Dated:

CIT GROUP INC.

By:

Name:
Title:

Attest:

Name:
Title:

Exhibit A-3

CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Authenticating Agent

By: Deutsche Bank National Trust Company

by

Authorized Signatory

Exhibit A-4

[FORM OF REVERSE SIDE OF SECURITY]

1. Interest

          CIT GROUP INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2012. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 4, 2012. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the May 1 and November 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as Deutsche Bank Trust Company Americas (the “Agent”) may accept in its discretion).

3. Paving Agent and Security Registrar

          Initially, the Agent shall act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice. The Company or any wholly owned Subsidiary may act as Paying Agent, Security Registrar or co-registrar.

4. Indenture

          The Company issued the Notes under an Indenture (the “Base Indenture”) dated as of March 15, 2012 and a Second Supplemental Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) dated as of May 4, 2012, among the Company, the Trustee and the Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes

Exhibit A-5

are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

          The Notes are unsecured obligations of the Company. The Company shall be entitled to issue Additional Securities pursuant to Section 3.12 of the Base Indenture. The Notes issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under the Indenture.

5. Optional Redemption

          At any time and from time to time, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to each holder of Notes, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes redeemed, and

          (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points;

plus, in either case, accrued and unpaid interest to the date of redemption, subject to the rights of Holders of such Notes on a relevant record date to receive interest due on a relevant Interest Payment Date.

          In addition to the Company’s right to redeem Notes as set forth in Section 3.2 of the Supplemental Indenture, the Company may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

6. Notice of Redemption

          If less than all of the Notes are to be redeemed at any time, the Notes shall be redeemed on a pro rata basis in accordance with Section 11.3 of the Base Indenture.

          Any redemption of Notes pursuant to Section 3.2 of the Supplemental Indenture that is in part processed through DTC shall be treated in accordance with the rules and procedures of DTC as a “Pro Rata Pass-Through Distribution of Principal” (as defined under such rules and procedures). Except to the extent modified by the Supplemental Indenture, the provisions of Article 11 of the Base Indenture shall apply to redemptions of Notes pursuant to Section 3.2 of the Supplemental Indenture.

7. Change of Control

          Upon the occurrence of a Change of Control Triggering Event, the Company will be obligated to make an offer to purchase and each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $2,000 in principal amount or an integral multiple

Exhibit A-6

of $1,000 in principal amount in excess thereof) of that Holder’s Notes on the terms set forth herein. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes purchased plus accrued and unpaid interest on the Notes purchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

8. Denominations; Transfer; Exchange

          The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

9. Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

10. Discharge and Defeasance

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Paying Agent Cash in U.S. dollars, non-callable Government Obligations, or a combination of Cash in U.S. dollars and non-callable Government Obligations, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Paying Agent for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption.

11. Defaults and Remedies

          The Events of Default relating to the Notes are defined in Section 5.1 of the Base Indenture and Section 6.1 of the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

12. No Recourse Against Others

          No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Exhibit A-7

13. Authentication

          This Note shall not be valid until an authorized signatory of the Authenticating Agent manually signs the certificate of authentication on the other side of this Note.

14. Abbreviations

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

15. CUSIP Numbers

          The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

16. Governing Law

          THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

Exhibit A-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s sec. sec. or tax I.D. No.)

and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Exhibit A-9

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

Exhibit A-10

OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 3.3 of the Supplemental Indenture, check the box: ☐

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.3 of the Supplemental Indenture, state the amount in principal amount: $________

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

(Signature must be guaranteed)

          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

Exhibit A-11